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METLIFE ANNOUNCES EXPECTED 2007 FINANCIAL RESULTS
Full Year 2007 Operating Earnings Per Share Estimated to Grow 16% Over 2006

Business Overview and 2008 Goals Provided at Annual Investor Conference
NEW YORK, December 3, 2007 — MetLife, Inc. (NYSE: MET) today announced its expected results for the fourth quarter and full year 2007 and provided several financial targets for 2008. Members of MetLife’s senior management team will discuss the company’s businesses at MetLife’s annual investor conference beginning at 8 a.m. today.
Strong Fourth Quarter & Full Year 2007 Results
For the fourth quarter of 2007, MetLife expects to generate between $1.40 and $1.45 in operating earnings per diluted common share, compared with $1.36 per diluted common share in the fourth quarter of 2006. As a result, MetLife projects full year 2007 operating earnings to be between $6.04 and $6.09 per diluted common share compared with $5.21 per diluted common share in 2006.
“2007 is going to be another strong earnings year for MetLife,” said C. Robert Henrikson, chairman of the board, president & chief executive officer of MetLife, Inc. “Our core businesses are performing extremely well. Total 2007 operating earnings per diluted common share are expected to grow approximately 16% over 2006’s results due to our robust business performance and unusually strong investment results. Our market leadership, combined with our commitment to expand our growth in the U.S. and internationally, has enabled us to deliver strong, consistent growth in a variety of market conditions and environments.”
Full Year 2008 Goals
During 2008, MetLife expects to generate between $5.90 and $6.20 per share in operating earnings for the year, reflecting strong earnings growth from operations. MetLife also expects to achieve an operating return on equity of 13.0% to 13.6% and repurchase $2.2 billion in common stock in 2008.
MetLife also announced today a goal of achieving an operating return on equity of 15% by year-end 2010.
“With our businesses poised to expand upon their strong performance in 2007, we are excited about 2008,” added Henrikson. “On a global basis, we see a number of opportunities where MetLife is well positioned to expand its growth. Our asset-liability management and underwriting expertise — combined with MetLife’s strong brand name, competitive products and wide distribution network — will enable us to keep winning in the marketplace every day. We are committed to growing our book value and return on equity to deliver shareholder value.”
MetLife will hold its annual investor conference today from 8:00 a.m. to approximately 12:30 p.m. (ET). A live audio and video Webcast of the conference, along with the presentation materials, will be available at www.metlife.com (through a link on the Investor Relations page). A replay of the conference will be available at MetLife’s Web site beginning shortly after the conference ends on December 3, until 11:59 p.m. (ET) on December 10, 2007.
In this release, MetLife provides guidance on its future earnings and earnings per diluted common share on an operating, non-GAAP basis. A reconciliation of these measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because MetLife believes it is not possible to provide a reliable forecast of net investment gains and losses, which can fluctuate significantly from period to period and may have a significant impact on GAAP net income and net income per diluted common share.
Assumptions included in MetLife’s estimated fourth quarter and full year 2007 and projected full year 2008 results are discussed in detail in the slide presentations to be presented at MetLife’s annual investor conference, which are included in a Current Report on Form 8-K that was furnished earlier today to the Securities and Exchange Commission.
MetLife analyzes its performance using so-called non-GAAP measures, including operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share. Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends which are recorded in Corporate & Other. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. MetLife believes these measures enhance the understanding and comparability of its performance by excluding net investment gains and losses, net of income tax, and adjustments related to net investment gains and losses, net of income tax, both of which can fluctuate significantly from period to period, and discontinued operations other than discontinued

real estate, net of income tax, thereby highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income available to common shareholders and GAAP net income available to common shareholders per diluted common share, respectively.
This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.
Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel; (iii) investment losses and defaults; (iv) unanticipated changes in industry trends; (v) catastrophe losses; (vi) ineffectiveness of risk management policies and procedures; (vii) changes in accounting standards, practices and/or policies; (viii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (ix) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (x) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xi) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xii) downgrades in the company’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xiii) regulatory, legislative or tax changes that may affect the cost of, or demand for, the company’s products or services; (xiv) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (xv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xvi) economic, political, currency and other risks relating to the company’s international operations; (xvii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xviii) the company’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xix) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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